Exhibit 10.1
EXECUTION COPY
     FIRST AMENDMENT (this “Amendment”) dated as of December 1, 2008 to the INVESTMENT AGREEMENT (the “Investment Agreement”) dated as of September 26, 2008, between INTERSTATE BAKERIES CORPORATION, a Delaware corporation (the “Company”), and IBC INVESTORS I, LLC, a Delaware limited liability company (“Investor”).
     WHEREAS, on October 3, 2008, the Debtors and certain holders of the Prepetition Debt reached a compromise (the “Settlement”) with the Official Committee of Unsecured Creditors appointed in the Cases;
     WHEREAS, as a result of the Settlement, the Official Committee of Unsecured Creditors withdrew its previously filed objection to the Debtors’ efforts to obtain entry of the Fee Order and agreed to support the Plan as it will be subsequently amended to reflect the Settlement;
     WHEREAS, in order to reflect the terms of the Settlement in the Transaction and to make certain other modifications to the Investment Agreement, the parties hereto have proposed to amend the Investment Agreement as set forth below; and
     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Investment Agreement.
     2. Amendments to Investment Agreement and Investor Commitment Letter. (a) The fourth recital to the Investment Agreement is hereby deleted in its entirety and replaced with the following:
     “WHEREAS, in consideration of the Acquisition (as defined in Section 1.01), the Company desires to issue to Investor, upon the terms and subject to the conditions set forth in this Agreement, Series A Warrants (the “Series A Warrants”) and Series D Warrants (the “Series D Warrants”) of the Reorganized Company in the form attached hereto as Exhibit A and Exhibit D, respectively;”
     (b) Section 1.02 of the Investment Agreement is hereby deleted in its entirety and replaced with the following:
     “Issuance of Series A and Series D Warrants. In consideration of the Acquisition, at the Closing the Reorganized Company will issue and deliver to Investor the Series A Warrants and the Series D Warrants. The Acquisition, together with the issuance and delivery of the Series A Warrants and the Series D Warrants, are referred to in this Agreement collectively as the “Transaction”.”

     (c) The reference to “the Series A Warrants” in Section 1.04(a)(iii) of the Investment Agreement is hereby deleted and replaced with “the Series A Warrants and the Series D Warrants”.
     (d) The reference to “and the Series A Warrants” in Section 2.02(a) of the Investment Agreement is hereby deleted and replaced with “, the Series A Warrants and the Series D Warrants”.
     (e) The reference to “the New Convertible Debt” in Section 2.02(b) of the Investment Agreement is hereby deleted and replaced with “the New Convertible Debt and the Series E Warrants”.
     (f) The third sentence of Section 2.03(c) of the Investment Agreement is hereby deleted in its entirety and replaced with the following:
     “Except for the New Convertible Debt, the Warrants, the shares of New Common Stock to be issued or reserved for issuance under the Long Term Incentive Plan and the stock appreciation rights to be issued to (i) employees of the Company and the Company Subsidiaries under the employee equity sharing plans to be established in accordance with the collective bargaining agreements to be entered into in connection with the Reorganization and (ii) the trust for the benefit of holders of general unsecured prepetition claims to be established in accordance with the Plan, as of the Closing there will not be any Rights.”
     (g) The reference to “or the Series A Warrants” in Section 2.05(b)(B) of the Investment Agreement is hereby deleted and replaced with “, the Series A Warrants or the Series D Warrants”.
     (h) The reference to “the issuance of the Series A Warrant” in the last sentence of Section 2.27 of the Investment Agreement is hereby deleted and replaced with “the issuance of the Series A Warrants and the Series D Warrants”.
     (i) Section 3.05 of the Investment Agreement is hereby deleted in its entirety and replaced with the following:
     “Securities Act. The Shares and the New Convertible Debt purchased by Investor pursuant to this Agreement, and the Series A Warrants and Series D Warrants issued to Investor pursuant to this Agreement, are being acquired for investment only and not with a view to any public distribution thereof. Investor acknowledges that the sale of the Shares and the New Convertible Debt, and the issuance of the Series A Warrants and the Series D Warrants, to Investor is not registered under the Securities Act and, as a result, Investor may not offer to sell or sell the Shares, the New Convertible Debt, the Series A Warrants or the Series D Warrants so acquired by it without complying with the registration requirements of the Securities Act or an exception therefrom.”
     (j) Section 4.14(d) of the Investment Agreement is hereby deleted in its entirety and replaced with the following:

     “Each of the Company and each Company Subsidiary will not, without the prior written consent of Investor, seek or consent to the dismissal of any Case, convert any Case to a case under Chapter 7 of the Bankruptcy Code or seek or consent to the appointment of a Chapter 11 trustee in any Case.”
     (k) The reference to “or the Series A Warrants” in Section 5.02(d) of the Investment Agreement is hereby deleted and replaced with “, the Series A Warrants or the Series D Warrants”.
     (l) The reference to “Exhibit E” in Section 5.02(e) of the Investment Agreement is hereby deleted and replaced with “Exhibit C”.
     (m) The second sentence of Section 7.02 of the Investment Agreement is hereby deleted and replaced with the following:
     “Notwithstanding the foregoing, (a) Investor may assign its rights and obligations hereunder to one or more other persons without the prior written consent of the Company and (b) Investor may assign its rights and obligations hereunder by way of security; provided, however, that, in each case, such assignment shall not relieve Investor of its obligations hereunder, which shall remain in full force and effect as primary obligations.”
     (n) The definitions of “ABL Facility Commitment Papers”, “Investor Commitment Letter”, “Term Loan Facility Commitment Papers” and “Warrants” in Section 7.05(b) of the Investment Agreement are hereby deleted in their entirety and replaced, respectively, with the following:
     “ABL Facility Commitment Papers” means the commitment letter (including the exhibits and annexes attached thereto and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof) and the fee letter for the ABL Facility, dated September 12, 2008, among the Company, Interstate Brands Corporation and General Electric Capital Corporation, in the form attached as Exhibit F to the Investor Commitment Letter.
     “Investor Commitment Letter” means the commitment letter (including the exhibits and annexes attached thereto and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), dated September 12, 2008, between Investor and the Company.
     “Term Loan Facility Commitment Papers” means the commitment letter (including the exhibits and annexes attached thereto and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof) and the fee letter for the Term Loan Facility, dated September 12, 2008, among the Company, Interstate Brands Corporation, Silver Point Finance, LLC and Monarch Master Funding Ltd, in the form attached as Exhibit G to the Investor Commitment Letter.
     “Warrants” means, collectively, the Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants.

     (o) Section 7.05(b) of the Investment Agreement is further amended by inserting the following new definition in alphabetical order:
     “Series E Warrants” means Series E Warrants of the Reorganized Company in the form attached as Exhibit D hereto.
     (p) the reference to “$339,000,000” in the definition of Term Loan Facility in Section 7.05(b) of the Investment Agreement is hereby deleted and replaced with “$344,000,000”.
     (q) The Form of Warrants with respect to the Series D Warrants and the Series E Warrants attached hereto as Annex A is hereby appended to the Investment Agreement as “Exhibit D” thereto.
     (r) Exhibit A to the Investment Agreement (the Form of Warrants) is hereby amended as follows:
     (i) footnote 2 thereof is hereby deleted in its entirety and replaced with the following:
     “Series A Warrants: 6,030,801
     Series B Warrants: 856,265
     Series C Warrants: 1,267,265”
     (ii) Section 3 is amended hereby by deleting the reference to “Section 14” therein and replacing it with “Section 15”.
     (iii) Section 4 is amended hereby by inserting the following new definition in alphabetical order:
     “Investors I. The term “Investors I” is as defined in the Stockholders’ Agreement.”
     (iv) the definition of “Stockholders’ Agreement” in Section 4 is hereby amended by inserting the following language at the end of such definition:
     “, as amended, restated, modified or supplemented in whole or in part from time to time”
     (v) Sections 5(a)(ii) and 5(a)(iii) are hereby deleted in their entirety and replaced with the following:
          “(ii) the simultaneous payment to the Company by the Holder of an amount equal to the aggregate Exercise Price for the number of Shares in respect of which this Warrant is then being exercised in immediately available funds; provided, however, that in lieu of such payment to the Company, the Holder may exercise this Warrant by surrendering this Warrant for a number of Shares equal to the product of (A) the number of Shares in respect of which this Warrant is then being exercised and (B) a fraction, the numerator of which is the excess of the Fair Market Value per Share on the Exercise Date over the Exercise Price, and the denominator of which is the Fair Market Value per Share on the Exercise Date; and
          (iii) prior to the termination of the Stockholders’ Agreement in accordance with the terms thereof, unless the Holder is already a party to the Stockholders’ Agreement, the execution by the Holder of the Stockholders’ Agreement.”
     (vi) Section 5 is amended by inserting the following new subsection (c) at the end thereof:
          “(c) Holder agrees that, prior to the exercise of this Warrant, it will comply with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as in effect from time to time. Each of Holder and the Company will furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act.”
     (vii) Section 9 is amended by inserting the following new subsection (e) at the end thereof:
          “(e) Par Value of Shares. In no event shall the Exercise Price be adjusted below the par value of the Shares.”
     (viii) the references to “Investors” in Section 11 thereof are hereby deleted and replaced with “Investors I”.
     (ix) Section 13 is amended hereby by inserting the following at the end thereof:
          “Notwithstanding the foregoing, the Holder shall be entitled to the preemptive rights set forth in Section 14 hereof.”
     (x) the following new Section 14 is hereby inserted immediately following Section 13 thereof and each subsequent section is sequentially renumbered accordingly:
          “14. Preemptive Rights. If the Company makes an offer to issue shares of New Stock (as defined in the Stockholders’ Agreement) to holders of its Shares pursuant to Section 6 of the Stockholders’ Agreement, the Company shall offer to each Holder its pro rata share of the New Stock to be issued (based on its pro rata ownership assuming that (a) the Shares into which the New Convertible Debt (as defined in the Stockholders’ Agreement) could be converted, and (b) the Shares into which the Warrants could be exercisable, were outstanding prior to the issuance of such New Stock), which offer shall be made by written notice from the Company to the Holders. Within 10

Business Days after its receipt of such notice, each Holder shall notify the Company of the number of shares of New Stock the Holder requests to purchase, subject to a maximum of such Holder’s pro rata share of such New Stock as described in the immediately preceding sentence (it being understood and agreed that the Company may make provision for Holders (on a pro rata basis) to request to purchase more than their respective pro rata shares of such New Stock, to the extent other Holders, holders of Shares or holders of New Convertible Debt decline to purchase such New Stock). Any request by a Holder pursuant to the immediately preceding sentence shall be a final and binding commitment by such Holder to purchase the shares of New Stock so requested.”
     (xi) Exhibit A thereof (the Form of Notice of Exercise) is amended hereby by deleting the second sentence of paragraph 5 thereof and replacing it with the following:
          “Prior to the termination of the Stockholders’ Agreement in accordance with the terms thereof, unless the undersigned is already a party to the Stockholders’ Agreement, the undersigned hereby attaches a copy of the Stockholders’ Agreement, duly executed by the undersigned.”
     (xii) Exhibit A thereof (the Form of Notice of Exercise) is further amended hereby by inserting the following new paragraph 6:
          “6. The undersigned hereby represents and warrants that the undersigned has complied with the provisions of the HSR Act prior to the exercise of this Warrant.”
     (s) Exhibit B to the Investment Agreement (the Form of Stockholders’ Agreement) is hereby amended as follows:
     (i) the reference to “directors or employees” in clause (vii) of the definition of New Stock in Section 1 thereof is hereby deleted and replaced with “directors, employees or consultants”.
     (ii) Section 6 thereof is hereby deleted in its entirety and replaced with the following:
          “When and to the extent the Company determines that it will issue shares of New Stock, the Company shall offer to each Stockholder, each holder of New Convertible Debt and each holder of Warrants its pro rata share of the New Stock to be issued (based on its pro rata Stock ownership as compared to all Stock issued and outstanding prior to the issuance of such New Stock assuming that (a) the shares of Common Stock into which the New Convertible Debt could be converted, and (b) the shares of Common Stock into which the Warrants could be exercisable, were outstanding prior to the issuance of such New Stock), which offer shall be made by written notice from the Company to the Stockholders, the holders of New Convertible Debt and the holders of Warrants. Within 10 Business Days of its receipt of such notice, each recipient thereof shall notify the Company of the number of shares of New Stock it requests to purchase, subject to a maximum of its pro rata share of such New Stock as described in the immediately preceding sentence (it being understood and agreed that the Company may make provision for Stockholders, holders of New Convertible Debt and holders of Warrants (on a pro rata basis) to request to purchase more than their respective pro rata shares of such New Stock, to the extent other Stockholders, holders of New Convertible Debt and holders of Warrants decline to purchase such New Stock). Any request pursuant to the immediately preceding sentence shall be a final and binding commitment by such Stockholder, holder of New Convertible Debt or holder of Warrants to purchase the shares of New Stock so requested.”
     (t) Exhibit A to the Investor Commitment Letter is hereby amended as follows:
     (i) the reference to “$339,000,000” in paragraph 2 referring to the Principal Amount of the Term Loan Facility is hereby deleted and replaced with “$344,000,000”;
     (ii) the reference to “$147,300,000” in paragraph 3 referring to the Principal Amount of the New 3rd Lien Notes is hereby deleted and replaced with “$142,300,000”;
     (iii) the reference to “stock appreciation rights issued to directors” in the second sentence of paragraph 5 is hereby deleted and replaced with “stock appreciation rights issued to (i) the Creditors’ Trust (as defined below) and (ii) directors”;
     (iv) the reference to “Investors and the lenders party to the Term Loan Facility (the “Term Loan Facility Lenders”)” in the first sentence of paragraph 6 is hereby deleted and replaced with “Investors, the Senior Secured Creditors (as defined below) and the lenders party to the Term Loan Facility (the “Term Loan Facility Lenders”)”;
     (v) the fifth sentence of paragraph 7 with respect to dilution of the Long Term Incentive Plan is hereby deleted in its entirety and replaced with the following;
     “The Summary of Terms of the LTIP is attached hereto as Annex 1.”
     (vi) The Summary of Terms of the LTIP attached hereto as Annex B is hereby appended to Exhibit A to the Investor Commitment Letter as “Annex 1” thereto;
     (vii) the first sentence of paragraph 9 with respect to Distributions to Senior Secured Creditors is hereby deleted in its entirety and replaced with the following:
          “On the Effective Date, in full satisfaction and discharge of the Prepetition Debt (including any claim for default rate interest), holders of Prepetition

Debt (the “Senior Secured Creditors”) will receive distributions of (i) New 3rd Lien Notes, (ii) New Convertible Debt and (iii) Series E Warrants, in each case as more fully described in the Commitment Letter.”
     (viii) the first sentence of paragraph 10 with respect to Distributions to Unsecured Creditors is hereby deleted in its entirety and replaced with the following:
          “On the Effective Date, all general unsecured prepetition claims against the Debtors will be discharged and extinguished in accordance with the provisions of the Plan and the Bankruptcy Code, and a trust for the benefit of holders of such claims (such holders, the “Unsecured Creditors”) shall be established and funded (the “Creditors’ Trust”) pursuant to the Summary Terms of Agreement with Unsecured Creditors’ Committee attached hereto as Annex 2.”;
     (ix) the Summary Terms of Agreement with Unsecured Creditors’ Committee attached hereto as Annex C is hereby appended to Exhibit A to the Investor Commitment Letter as “Annex 2” thereto;
     (x) the fifth sentence of paragraph 11 with respect to Claims Treatment of the Unsecured Creditors is hereby deleted in its entirety and replaced with the following:
          “Claims of the Unsecured Creditors to be impaired, with no distribution to be made under the Plan to the Unsecured Creditors without the prior written consent of Investor and the Prepetition Investors except for distributions to be made to the Unsecured Creditors of Mrs. Cubbison’s Foods, Inc., Armour and Main Redevelopment Corporation and New England Bakery Distributors L.L.C. in aggregate amounts of $300,000, $10,000 and $10,000, respectively. A Creditors’ Trust for the benefit of Unsecured Creditors shall be established and funded pursuant to the Summary Terms of Agreement with Unsecured Creditors’ Committee attached hereto as Annex 2.”
     (xi) the first sentence of paragraph 13 with respect to general mutual releases and exculpation is hereby deleted in its entirety and replaced with the following:
          “The Plan shall provide for general mutual releases and exculpation by the Debtors, the estate and the reorganized Debtors for the benefit of the persons identified, and to the extent set forth, in the Plan filed with the Bankruptcy Court on October 31, 2008 (including the exhibits and annexes attached thereto and as amended, restated, supplemented or otherwise modified from time to time).”
     (xii) the sixth sentence of paragraph 13 with respect to avoidance claims or other causes of action is hereby deleted in its entirety and replaced with the following:
          “Other than as set forth in this Section 13, and other than as contemplated by the Summary Terms of Agreement with Unsecured Creditors’

Committee, the reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release or compromise any avoidance claims or other causes of actions (or decline to do any of the foregoing).”
     (xiii) The last sentence of paragraph 13 with respect to substantive consolidation is hereby deleted in its entirety and replaced with the following:
          “Other than substantive consolidation of Mrs. Cubbison’s Foods, Inc., Armour and Main Redevelopment Corporation and New England Bakery Distributors L.L.C. with IBC, the Debtor corporations shall not be substantively consolidated without the prior written consent of Investor and the Prepetition Investors.”
     (u) Exhibit B to the Investor Commitment Letter is hereby amended by adding “and the trust for the benefit of holders of general unsecured prepetition claims” at the end of the first parenthetical in the first sentence with respect to Amount.
     (v) Exhibit C to the Investor Commitment Letter is hereby amended as follows:
     (i) the first bullet point in the third section of Exhibit C with respect to “Principal Amount” is hereby deleted and replaced with the following:
          “$85,800,000 to Investors, to be purchased by Investors for cash at an aggregate purchase price of $85,800,000 (“Tranche A”); and”
     (ii) the second bullet point in the third section of Exhibit C with respect to “Principal Amount” is hereby deleted and replaced with the following:
          “$85,800,000 to the Senior Secured Creditors, in partial satisfaction and discharge of the Prepetition Debt and allocated pro rata among the Senior Secured Creditors in accordance with the relative amounts of their Prepetition Debt (“Tranche B”).”
     (iii) the sixth section of Exhibit C with respect to “Conversion Price” is hereby deleted and replaced with the following:
          “Holders of New Convertible Debt may at any time and at each holder’s option convert all or a portion of such New Convertible Debt into shares of New Common Stock at the conversion price of (i) one share of New Common Stock for each $10.00 principal amount of Tranche A New Convertible Debt and (ii) one share of New Common Stock for each $10.84715 principal amount of Tranche B New Convertible Debt (in each case, the “Conversion Price”).
     (iv) the following two new sections are hereby inserted after the sixth section of Exhibit C with respect to “Conversion Price”:

          “Additional Interest Payments. Holders of New Convertible Debt will receive additional interest payments equal to all dividends and distributions payable to holders of the Company’s common stock in addition to stated interest payments, except for dividends and distributions that adjust the Conversion Price as set forth under Anti-Dilution provisions below.”
          “Additional Liquidation Payments. In the event of any liquidation, dissolution or winding up of the Company and in addition to any recovery of principal, premium and accrued and unpaid interest with respect to the New Convertible Debt, Holders will receive payments equal to any distributions to holders of the Company’s common stock out of assets legally available for distribution to stockholders on a pro rata as if converted basis, but only to the extent that such distributions exceed the amount of any recovery with respect to the New Convertible Debt.”
     (w) Exhibit D to the Investor Commitment Letter is hereby amended as follows:
     (i) the paragraphs in the second section of Exhibit D with respect to “Warrants” are hereby deleted in their entirety and replaced with the following:
“On the Effective Date, the Reorganized Company will issue to Investors Series A Warrants (“Series A Warrants”) that will entitle holders of Series A Warrants to receive, upon the exercise of all Series A Warrants at the exercise price described below, 6,030,801 shares of New Common Stock.
On the Effective Date, the Reorganized Company will issue to the Term Loan Facility Lenders (or their Permitted Affiliates) Series B Warrants (“Series B Warrants”) that will entitle holders of Series B Warrants to receive, upon the exercise of all Series B Warrants at the exercise price described below, 856,265 shares of New Common Stock. The Series B Warrants will be allocated pro rata among the Term Loan Facility Lenders (or their Permitted Affiliates) in accordance with the relative amounts of their loans funded under the Term Loan Facility.
On the Effective Date, the Reorganized Company will issue to the Term Loan Facility Lenders (or their Permitted Affiliates) Series C Warrants (“Series C Warrants”) that will entitle holders of Series C Warrants to receive, upon the exercise of all Series C Warrants at the exercise price described below, 1,267,265 shares of New Common Stock. The Series C Warrants will be allocated pro rata among the Term Loan Facility Lenders (or their Permitted Affiliates) in accordance with the relative amounts of their loans funded under the Term Loan Facility.
On the Effective Date, the Reorganized Company will issue to Investors Series D Warrants (“Series D Warrants”) that will entitle holders of Series D Warrants to receive, upon the satisfaction of certain conditions and the exercise of all Series D Warrants at the exercise price described below, 670,089 shares of New Common Stock.
On the Effective Date, the Reorganized Company will issue to Senior Secured Creditors Series E Warrants (“Series E Warrants” and, together with Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants, “Warrants”) that will entitle holders of Series E Warrants to receive, upon the satisfaction of certain conditions and the exercise of all Series E Warrants at the exercise price described below, 670,089 shares of New Common Stock. The Series E Warrants will be allocated pro rata among the Senior Secured Creditors in accordance with the relative amounts of their Prepetition Debt.”
     (ii) the first sentence of the third section of Exhibit D with respect to “Warrants Exercise Prices” is hereby deleted and replaced with “The price per share of New Common Stock to be paid on the exercise of a Series A Warrant, a Series B Warrant or a Series D Warrant will be $12.50.”
     (iii) the third section of Exhibit D with respect to “Warrants Exercise Prices” is further amended by inserting the following sentence at the end thereof: “The price per share of New Common Stock to be paid on the exercise of a Series E Warrant will be $0.01.”
     (iv) the reference to “at any time” in the fourth section of Exhibit D with respect to “Warrant Term and Exercisability” is hereby deleted and replaced with “in accordance with its terms”.
     (v) the reference to “Upon either” in the sixth section of Exhibit D with respect to “Exercise Under Certain Events” is hereby deleted and replaced with “Only with respect to the Series A Warrants, the Series B Warrants and the Series C Warrants, upon either”.
     (x) Exhibit H to the Investor Commitment Letter is hereby amended as follows:
     (i) the reference to “$147.3 million” in Section II thereof with respect to the aggregate principal amount of the Third Lien Term Loan Facility is hereby deleted and replaced with “$142.3 million”.
     (ii) the reference to “Annex I” in the second sentence of Section III—Certain Payment Provisions—Optional Prepayments and Commitment Reductions is hereby deleted and replaced with “Annex A”.
     (iii) the reference to “Annex I” in the last sentence of Section III—Certain Payment Provisions—Mandatory Prepayment is hereby deleted and replaced with “Annex A”.

     (iv) the second and third sections of Annex A to Exhibit H to the Investor Commitment Letter with respect to “Loan Year Interest Rate” and “Interest Payments” are hereby deleted and replaced, respectively, with the following:
          “Loan Year Interest Rate

1-3	8.0%
4	11.0% if paid in kind
or
10.0% if paid in cash
5	13.0% if paid in kind
or
12.0% if paid in cash
6	13.3724%”
          “Interest Payments. Interest on the Third Lien Term Loans (i) for years 1 through 3, shall be capitalized as principal quarterly in arrears, (ii) for years 4 and 5, shall either be paid in cash or capitalized as principal, in each case quarterly in arrears, as elected by the Borrowers prior to the commencement of the applicable quarterly period and (iii) for year 6, shall be paid in cash at the end of the annual accrual period for such year.”
     (y) Exhibit J to the Investor Commitment Letter is hereby amended as follows:
     (i) the reference to “$113,000,000” in Section 1 thereof with respect to the Adjusted Net Debt Amount Target is hereby deleted and replaced with “$111,000,000”.
     (ii) by inserting the following new Section 6 immediately after Section 5(c) thereof:
     “Section 6: Notwithstanding the foregoing, the cash payment of $5 million to the trust for the benefit of holders of general unsecured prepetition claims will not be taken into account in connection with any calculation under this Exhibit J.”
     3. Additional Condition to Investor’s Obligation. As an additional condition to any and all of Investor’s obligations under the Investment Agreement, IBC shall enter into an amendment of the Term Loan Facility Commitment Papers no later than December 4, 2008 to reflect the amendments to the Investment Agreement in Section 2 hereof in form and substance reasonably satisfactory to Investor.
     4. Interpretation. (a) References in the Investor Commitment Letter (excluding references in Annex I thereto) to “Plan Supporters” shall be deemed to include those additional entities other than the Prepetition Investors that execute Annex D hereto. Annex D hereto is hereby appended to the Investor Commitment Letter as “Annex I-A” thereto.

     (b) References in the Investment Agreement to (i) Exhibit F to the Investor Commitment Letter shall be deemed to include the ABL Facility Commitment Papers to the extent amended to reflect the terms of this Amendment (including the exhibits and annexes attached thereto and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof) and (ii) Exhibit G to the Investor Commitment Letter shall be deemed to include the Term Loan Facility Commitment Papers as amended in accordance with Section 3 hereof (including the exhibits and annexes attached thereto and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof).
     5. Miscellaneous. (a) Except as amended hereby, the Investment Agreement shall remain in full force and effect.
     (b) This Amendment may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page by facsimile or electronic transmission will be effective as delivery of an original executed counterpart of this Amendment.
     (c) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     IN WITNESS WHEREOF, the Company and Investor have duly executed this Amendment as of the date first written above.

INTERSTATE BAKERIES CORPORATION,

by
/s/ J. Randall Vance

Name: J. Randall Vance
Title: Senior Vice President, Chief
Financial Officer and Treasurer

IBC INVESTORS I, LLC,

by RIPPLEWOOD PARTNERS II, L.P.,
as its Sole Member,

by RIPPLEWOOD PARTNERS II, GP,
L.P., as its General Partner,

by RP II GP, LLC,
as its General Partner,

by
/s/ Christopher Minnetian

Name: Christopher Minnetian
Title: Managing Director and General Counsel

Annex A
Exhibit D to the Investment Agreement —
Form of Series D Warrants and Series E Warrants
See attached.

Exhibit D
THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, DISTRIBUTED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.
THE SALE, TRANSFER, ASSIGNMENT, DISTRIBUTION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) OF THIS SECURITY ARE RESTRICTED BY THE TERMS OF THIS WARRANT. THE COMPANY WILL NOT REGISTER THE TRANSFER OF THIS SECURITY ON ITS BOOKS UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THIS WARRANT TO PURCHASE SHARES.

Warrant No.	Void after [•][1]
INTERSTATE BAKERIES CORPORATION
WARRANT TO PURCHASE SHARES
          This WARRANT TO PURCHASE SHARES (this “Warrant”) is issued to [HOLDER], a [•] (“Holder”), by Interstate Bakeries Corporation, a Delaware corporation (the “Company”).
          1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to [•]2 fully paid and nonassessable

[1]	Insert date that is 90 days after the tenth anniversary of the Closing Date.

[2]	Series D Warrants: 670,089.

Series E Warrants: 670,089.

Shares, subject to adjustments in accordance with the terms of this Warrant (as so adjusted, the “Warrant Shares”).
          2. Exercise Price. The exercise price for the Warrant Shares shall be $[•]3 per Share, subject to adjustments in accordance with the terms of this Warrant (as so adjusted, the “Exercise Price”).
          3. Exercise Period. Subject to the provisions of Section 6, this Warrant shall be exercisable, in whole or in part, during the term commencing upon the termination or expiration of the Creditors’ Trust Equity Participation Plan in accordance with its terms without any payment thereunder and ending on the expiration of this Warrant pursuant to Section 15 hereof.
          4. Definitions.
     (a) Affiliate. The term “Affiliate” is as defined in the Stockholders’ Agreement.
     (b) Creditors’ Trust Equity Participation Plan. The term “Creditors’ Trust Equity Participation Plan” shall mean the Creditors’ Trust Equity Participation Plan of the Company adopted as of [•].
     (c) Drag-Along Sale. The term “Drag-Along Sale” is as defined in the Stockholders’ Agreement.
     (d) Exercise Date. The term “Exercise Date” shall mean the date on which the Warrant is exercised pursuant to Section 0.
     (e) Exercise Event. The term “Exercise Event” is as defined in the Creditors’ Trust Equity Participation Plan.
     (f) Fair Market Value. The term “Fair Market Value” shall mean the fair market value per Share as determined in good faith by the Board of Directors of the Company; provided, however, that the term “Fair Market Value” shall mean (x) in the case of an exercise of this Warrant pursuant to Section 6 in connection with an Exercise Event that is also a Drag-Along Sale, the consideration per Share paid under such Drag-Along Sale (with the fair market value of such consideration, to the extent that it is not cash, being as determined in good faith by the Board of Directors of the Company) and (y) if the Shares are listed on a United States national securities exchange or quoted on a United States inter-dealer quotation system, the closing sale price of the Shares reported by such national securities exchange or inter-dealer quotation system on the Exercise Date.

[3]	Series D Warrants: $12.50.

Series E Warrants: $0.01.

2

     (g) Investors. The term “Investors” is as defined in the Stockholders’ Agreement.
     (h) Investors I. The term “Investors I” is as defined in the Stockholders’ Agreement.
     (i) Measurement Date. The term “Measurement Date” is as defined in the Creditors’ Trust Equity Participation Plan.
     (j) Original Stockholder. The term “Original Stockholder” is as defined in the Stockholders’ Agreement.
     (k) Person. The term “Person” is as defined in the Stockholders’ Agreement.
     (l) Shares. The term “Shares” shall mean the Company’s common stock, par value $0.01 per share.
     (m) Stockholders’ Agreement. The term “Stockholders’ Agreement” shall mean the Stockholders’ Agreement, dated as of [•], by and among the Company, IBC Investors I, LLC, IBC Investors II, LLC, [NAMES OF OTHER ORIGINAL STOCKHOLDERS] and the other Stockholders of the Company party thereto from time to time, as amended, restated, modified or supplemented in whole or in part from time to time.
          5. Method of Exercise. (a) While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:
     (i) the surrender of this Warrant by the Holder, together with a notice of exercise in the form of Exhibit A, to the Secretary of the Company at its principal offices;
     (ii) the simultaneous payment to the Company by the Holder of an amount equal to the aggregate Exercise Price for the number of Shares in respect of which this Warrant is then being exercised in immediately available funds; provided, however, that in lieu of such payment to the Company, the Holder may exercise this Warrant by surrendering this Warrant for a number of Shares equal to the product of (A) the number of Shares in respect of which this Warrant is then being exercised and (B) a fraction, the numerator of which is the excess of the Fair Market Value per Share on the Exercise Date over the Exercise Price, and the denominator of which is the Fair Market Value per Share on the Exercise Date; and
     (iii) prior to the termination of the Stockholders’ Agreement in accordance with the terms thereof, unless the Holder is already a party to the Stockholders’ Agreement, the execution by the Holder of the Stockholders’ Agreement.

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     (b) Holder agrees that, prior to the exercise of this Warrant, it will comply with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as in effect from time to time. Each of Holder and the Company will furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act.
          6. Exercise Under Certain Events. In the event that the Creditors’ Trust Equity Participation Plan is expected to terminate in accordance with its terms without any payment thereunder due to a forthcoming Exercise Event involving the sale by Investors of 100% of the Common Stock held by Investors or a merger, consolidation, or similar transaction involving the Company, this Warrant, without any further action on the part of the Holder or the Company, shall automatically be fully exercised in whole immediately prior to the consummation of such Exercise Event (the “Mandatory Exercise Date”) in exchange for a number of Shares equal to the product of (A) the Warrant Shares and (B) a fraction, the numerator of which is the excess of the Fair Market Value per Share on the Mandatory Exercise Date over the Exercise Price, and the denominator of which is the Fair Market Value per Share on the Mandatory Exercise Date; provided, however, that if the Fair Market Value per Share on the Mandatory Exercise Date is less than the Exercise Price, this Warrant shall automatically be cancelled on such Mandatory Exercise Date without any payment or future rights to the Holder.
          7. Certificates for Shares; New Warrant. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty days of the receipt by the Company of the notice of exercise. If this Warrant is exercised in part, then the Company shall issue to the Holder a new warrant with identical terms to this Warrant, but with the amount of Shares subject to such new warrant being reduced by the number of Shares theretofore issued pursuant to all exercises of the purchase rights evidenced by this Warrant or any replacement thereof.
          8. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly authorized, validly issued, fully paid and nonassessable and free from preemptive or similar rights.
          9. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
     (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine the Shares, or issue additional Shares as a dividend, the number of Warrant Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Any adjustment under this Section 90 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the

4

event that no record date is fixed, upon the making of such dividend. If the number of Warrant Shares is adjusted as provided for in this Section 9(a), the Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares immediately after such adjustment.
     (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, merger, consolidation, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 90 above) that is not an Exercise Event, then the Company shall make appropriate provision so that the Holder shall have the right at any time thereafter and prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant in whole for all Warrant Shares, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, merger, consolidation, reorganization or change by a holder of the same number of Shares as the number of Warrant Shares immediately prior to such reclassification, reorganization, or change. In any such case the Board of Directors of the Company shall determine in good faith other appropriate provisions with respect to the rights and interests of the Holder so that the provisions hereof shall thereafter be applicable with respect to any securities and property deliverable upon exercise hereof.
     (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant and, if applicable, the adjusted Exercise Price.
     (d) Par Value of Shares. In no event shall the Exercise Price be adjusted below the par value of the Shares.
          10. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares, or scrip representing fractional Shares, the Company shall make a cash payment therefor on the basis of the Fair Market Value per Share then in effect.
          11. Transferability. Prior to the termination of the Stockholders’ Agreement in accordance with the terms thereof, the Holder may not transfer this Warrant or any rights hereunder except either:
     (a) with the prior written consent of Investors I in its sole discretion;

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     (b) to an Affiliate of the Holder with the prior written consent of Investors I (such consent not to be unreasonably withheld); or
     (c) to an Original Stockholder without the consent of Investors I;
provided, however, that in the case of a transfer pursuant to Section 11(b) or (c), (x) the Company has received prior written notice of the terms of such transfer and (y) the transferor and transferee to such transfer have provided the Company with absolute written assurance that the terms of such transfer would remain strictly confidential among such transferor, transferee and the Company (subject only to disclosure required by applicable law).
          12. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Holder and its permitted assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets. This Warrant and all rights hereunder are transferable by the Holder only pursuant to Section 11.
          13. Rights of Stockholders. The Holder shall not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Holder shall be entitled to the preemptive rights set forth in Section 14 hereof.
          14. Preemptive Rights. If the Company makes an offer to issue shares of New Stock (as defined in the Stockholders’ Agreement) to holders of its Shares pursuant to Section 6 of the Stockholders’ Agreement, the Company shall offer to each Holder its pro rata share of the New Stock to be issued (based on its pro rata ownership assuming that (a) the Shares into which the New Convertible Debt (as defined in the Stockholders’ Agreement) could be converted, and (b) the Shares into which the Warrants could be exercisable, were outstanding prior to the issuance of such New Stock), which offer shall be made by written notice from the Company to the Holders. Within 10 Business Days after its receipt of such notice, each Holder shall notify the Company of the number of shares of New Stock the Holder requests to purchase, subject to a maximum of such Holder’s pro rata share of such New Stock as described in the immediately preceding sentence (it being understood and agreed that the Company may make provision for Holders (on a pro rata basis) to request to purchase more than their respective pro rata shares of such New Stock, to the extent other Holders, holders of Shares or holders of New Convertible Debt decline to purchase such New Stock). Any

6

request by a Holder pursuant to the immediately preceding sentence shall be a final and binding commitment by such Holder to purchase the shares of New Stock so requested.
          15. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable on the earlier of (i) the first Measurement Date on which any amounts become payable by the Company with respect to the stock appreciation rights outstanding under the Creditors’ Trust Equity Participation Plan or (ii) subject to the provisions of Section 6, ninety (90) days after the termination or expiration of the Creditors’ Trust Equity Participation Plan in accordance with its terms.
          16. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or electronic mail or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, at the following addresses (or at such other address for a party as shall be specified by like notice):
(i)	if to the Holder, to:

[ ]

Attention: [ ] Facsimile: [ ] Electronic Mail: [ ]

with a copy to:

[ ]

Attention: [ ] Facsimile: [ ] Electronic Mail: [ ]

(ii)	if to the Company, to:

12 East Armour Boulevard Kansas City, MO 64111

Attention: Kent Magill, Esq. Facsimile: (816) 502-4138 Electronic Mail: magill_kent@insterstatebrands.com with a copy to:

Ripplewood Holdings L.L.C. One Rockefeller Plaza, 32nd Floor New York, New York 10020

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Attention: Christopher Minnetian, General Counsel Facsimile: (212) 218-2769 Electronic Mail: cminnetian@ripplewood.com and to:

Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019

Attention: Peter S. Wilson, Esq. Facsimile: (212) 474-3700 Electronic Mail: pwilson@cravath.com
          17. Governing Law; Consent to Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles of such State. Each party hereto (i) consents to submit itself to the exclusive jurisdiction and venue of any state court or any Federal court located in the City of New York, Borough of Manhattan, in the event any dispute arises out of this Warrant, (ii) agrees that it will not attempt to deny or defeat such exclusive jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Warrant in any court other than in any state court or any Federal court sitting in the City of New York, Borough of Manhattan.
          18. Counterparts. This Warrant may be executed in one or more original or facsimile or electronically transmitted counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
          19. Severability. If any term or other provision of this Warrant is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
          20. Section Titles. The section titles contained in this Warrant are inserted for convenience only and will not affect in any way the meaning or interpretation of this Warrant.

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[Signature page to follow]

9

Issued this [•] day of [•], 200[•]4.

[HOLDER],

by:
Name:
Title:

INTERSTATE BAKERIES CORPORATION,

by

Name:
Title:

[4]	Insert the Closing Date (or a later date for any new warrant to be issued upon partial exercise).

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EXHIBIT A
NOTICE OF EXERCISE

TO:	INTERSTATE BAKERIES CORPORATION Attention: Secretary
Dated:
1. The undersigned hereby elects to purchase                      Shares pursuant to the terms of the attached Warrant.
2. (Please check one):
                          The undersigned hereby elects to exercise the attached Warrant by payment of immediately available funds, and herewith tenders payment for such Shares to the order of Interstate Bakeries Corporation in the amount of $                     in accordance with the terms of the attached Warrant.
                          The undersigned hereby elects to exercise the attached Warrant by cashless exercise, and hereby elects to receive a number of Shares pursuant to such cashless exercise as calculated in accordance with the terms of the attached Warrant.
3. Please issue a certificate or certificates representing said Shares in the name of the undersigned and to the address as specified below:

(Name)

(Address)
4. If the said number of Shares is less than all of the Shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant representing the remaining balance of the unpurchased Shares with identical terms to the attached Warrant be issued and that such new Warrant be registered in the name of undersigned and to the address as specified below:

(Name)

(Address)
5. The undersigned acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state of the United States, and that, prior to the termination of the Stockholders’ Agreement in accordance with the terms thereof, any transfer of the Shares is subject to the terms of the Stockholders’ Agreement. Prior to the termination of the Stockholders’ Agreement in accordance with the terms thereof, unless the undersigned is already a party to the Stockholders’ Agreement, the undersigned hereby attaches a copy of the Stockholders’ Agreement, duly executed by the undersigned.
6. The undersigned hereby represents and warrants that the undersigned has complied with the provisions of the HSR Act prior to the exercise of this Warrant.

(Signature)

(Name)

(Title)

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EXHIBIT B
FORM OF TRANSFER
(To be signed only upon transfer of Warrant)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                              the right represented by the attached Warrant to purchase shares of common stock of Interstate Bakeries Corporation, a Delaware corporation, to which the attached Warrant relates, and appoints                      attorney to transfer such right on the books of                     , with full power of substitution in the premises.
Dated:

(Signature must conform in all respects to name of Holder as specified in the Warrant)

Address:

Signed in the presence of:

Annex B
Summary of Terms of LTIP
See attached.

SUMMARY OF TERMS OF THE
INTERSTATE BAKERIES CORPORATION
2008 LONG-TERM INCENTIVE COMPENSATION PLAN
The purpose of the Interstate Bakeries Corporation 2008 Long-Term Incentive Compensation Plan (the “2008 Plan”) is to promote the interests of Interstate Bakeries Corporation (the “Company”) and its stockholders by (i) attracting, incentivizing and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) and (ii) enabling such individuals to participate in the Company’s long-term growth and financial success.
Types of Awards. The 2008 Plan will provide for the grant of options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”) that are settled in cash, stock or a combination of both, restricted stock awards, restricted stock units (“RSUs”), other equity-based and equity-related awards, and cash-based awards.
Shares Available For Awards. Subject to adjustment for changes in capitalization, the aggregate number of shares of the Company’s common stock that will be delivered pursuant to awards granted under the 2008 Plan will be 5,574,232, of which the maximum number of shares that may be delivered pursuant to ISOs granted under the 2008 Plan will be 5,000,000. If, after the effective date of the 2008 Plan, any award granted under the 2008 Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of shares, then the shares covered by such forfeited, expired, terminated or canceled award will again become available to be delivered pursuant to other awards under the 2008 Plan. If shares issued upon exercise, vesting or settlement of an award, or shares otherwise owned by a participant (which are not subject to any pledge or other security interest) are surrendered or tendered to the Company in payment of the exercise price of an award or any taxes required to be withheld in respect of an award, in each case, in accordance with the terms and conditions of the 2008 Plan and any applicable award agreement, such surrendered or tendered shares will again become available to be delivered pursuant to awards granted under the 2008 Plan, provided that in no event may such shares increase the number of shares that may be delivered pursuant to ISOs granted under the 2008 Plan.
Plan Administration. The 2008 Plan will be administered by a committee designated by the Board or, in the absence of such designation, the Board (such committee or the Board, as the case may be, the “Committee”). Subject to the terms of the 2008 Plan, the applicable award agreement and applicable law, the Committee will have sole authority to administer the 2008 Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of shares of common stock to be covered by awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2008 Plan, (7) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the 2008 Plan, (8) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, and (9) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2008 Plan.
Adjustments Upon Changes in Capitalization; Public Offering. If the Company subdivides the shares of the Company’s common stock, by split-up or otherwise, combines the shares of the Company’s common stock, or issues additional shares of the Company’s common stock as a dividend, the Committee will make adjustments and other substitutions to awards granted under the 2008 Plan in order to preserve the value of such awards and in the manner determined by the Committee. In the event of any reclassification, reorganization, merger, consolidation, or change in the Company’s common stock, the Committee will be permitted to make such adjustments and other substitutions to the 2008 Plan and awards granted under the 2008 Plan as it deems appropriate. In the event of a public offering of the Company’s common stock, the Company will register shares underlying the 2008 Plan with the Securities and Exchange Commission.
Substitute Awards. The Committee will be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of the Company’s affiliates or a company that the Company acquired or with which the Company combined. Any shares issued by the Company through the assumption of or substitution for outstanding awards granted by a company that the Company acquired will not reduce the aggregate number of shares of the Company’s common stock available for awards under the 2008 Plan, except that awards issued in substitution for ISOs will reduce the number of shares of the Company’s common stock available for ISOs under the 2008 Plan.
Source of Shares. Any shares of common stock issued under the 2008 Plan will consist, in whole or in part, of authorized and unissued shares or of treasury shares.
Eligible Participants. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or the Company’s affiliates will be eligible to participate in the 2008 Plan.
Stock Options. The Committee will be permitted to grant both ISOs and NSOs under the 2008 Plan. Except as otherwise established by the Committee at the time an option is granted and set forth in the applicable award agreement, the exercise price for options will not be less than the fair market value (as defined in the 2008 Plan) of a share of the Company’s common stock on the grant date. All options granted under the 2008 Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO. No ISO may be granted under the 2008 Plan unless the 2008 Plan

2

is approved by the Company’s stockholders within 12 months before or after the 2008 Plan is adopted by the Board.
Except as otherwise provided in an applicable award agreement, the exercise price will be permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of the Company’s common stock or through delivery of irrevocable instructions to a broker to sell the Company’s common stock otherwise deliverable upon the exercise of the option (provided that there is a public market for the Company’s common stock at such time), or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price and any taxes relating to an option required to be withheld by the Company.
Stock Appreciation Rights. The Committee will be permitted to grant SARs under the 2008 Plan. SARs will be permitted to be granted in tandem with another award, in addition to another award or freestanding and unrelated to another award. Except as otherwise established by the Committee and set forth in the applicable award agreement, the exercise price for SARs will not be less than the fair market value (as defined in the 2008 Plan) of the Company’s common stock on the grant date. Upon exercise of a SAR, the holder will receive cash, shares of the Company’s common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of the Company’s common stock on the date of exercise of the SAR over the exercise price of the SAR. Subject to the provisions of the 2008 Plan and the applicable award agreement, the Committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR.
Restricted Stock and Restricted Stock Units. Subject to the provisions of the 2008 Plan, the Committee will be permitted to grant shares of restricted stock and RSUs. Restricted stock and RSUs will not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2008 Plan or the applicable award agreement, except that the Committee may determine that restricted stock and RSUs will be permitted to be transferred by the participant.
An RSU will be granted with respect to one share of common stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU will be paid either in cash, shares of the Company’s common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted stock, except as provided in the applicable award agreement, the holder will not be entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such restricted stock. The Committee will be permitted to, on such terms and conditions as it may determine, provide a participant who holds RSUs

3

with dividend equivalents, payable in either cash, shares of the Company’s common stock, other securities, other awards or other property.
Other Stock-Based Awards. Subject to the provisions of the 2008 Plan, the Committee will be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee will be permitted to determine the amounts and terms and conditions of any such awards.
Cash-Based Awards. Subject to the provisions of the 2008 Plan, the Committee will be permitted to grant to participants awards that are unrelated to the Company’s common stock. The Committee will be permitted to determine the amounts and terms and conditions of any such awards.
Stockholders’ Agreement. As a condition to receiving shares of the Company’s common stock pursuant to an award under the 2008 Plan, participants must agree to be bound by the terms of the Stockholders’ Agreement (so long as the Stockholders’ Agreement is in effect).
Amendment and Termination of the 2008 Plan. Subject to any applicable law or government regulation, the 2008 Plan will be permitted to be amended, modified or terminated by the Board without the approval of stockholders, except that stockholder approval will be required for any amendment that will (i) increase the maximum number of shares of the Company’s common stock available for awards under the 2008 Plan or increase the maximum number of shares of Company common stock that could be delivered pursuant to ISOs granted under the 2008 Plan or (ii) change the class of employees or other individuals eligible to participate in the 2008 Plan. No modification, amendment or termination of the 2008 Plan may, without the consent of the affected participant, materially and adversely affect his or her rights under any award, unless otherwise provided in the applicable award agreement.
The Committee will be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the 2008 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that will materially and adversely impair the rights of any participant to any award previously granted will not to that extent be effective without the consent of the affected participant.
Except as otherwise provided in an applicable award agreement, the Committee will be authorized to make adjustments to the terms and conditions of awards in the event of any unusual or nonrecurring corporate event affecting either the Company, any of the Company’s affiliates, the Company’s financial statements or the financial statements of any of the Company’s affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determines that those adjustments are appropriate or desirable, including providing for the substitution or

4

assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee will be permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award.
Tax. The 2008 Plan will be administered and operated in full compliance of the Code, including but not limited to Sections 83, 409A, and 422.

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Annex C
Summary of Terms of Agreement
with Unsecured Creditors’ Committee
See attached.

IN THE UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF MISSOURI
KANSAS CITY DIVISION

In re:	Chapter 11

INTERSTATE BAKERIES	Case No. 04-45814 (JWV)
CORPORATION, et al.,
Jointly Administered
Debtors.

ORDER PURSUANT TO 11 U.S.C. §§ 363(b) AND FED. R. BANK. P. 9019
APPROVING COMPROMISE OF CONTROVERSIES AND DISPUTES AMONG
VARIOUS PARTIES INCLUDING THE DEBTORS, THE PRE-PETITION
LENDERS AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
(Related to Docket No. [•])
     This matter having come before the Court on the motion (the “Motion”)5 of Interstate Bakeries Corporation and eight6 of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (collectively, “Interstate Bakeries,” the “Company,” or the “Debtors”), for an order, pursuant to 11 U.S.C. §§ 363(b) and Rule 9019 of the Federal Rules of Bankruptcy Procedure (a) approving the Compromise of Controversies by and among the Compromising Parties and (b) authorizing the Debtors to take such actions as are reasonably necessary to fulfill the terms of the Compromise of Controversies. The Court, having determined that (i) it has jurisdiction

[1]	Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion and the Plan.

[2]	The following subsidiaries’ and affiliates’ chapter 11 cases are jointly administered with Interstate Bakeries’ chapter 11 case: Armour and Main Redevelopment Corporation; Baker’s Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking, LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C.; and Mrs. Cubbison’s Foods, Inc.

1

over the matters raised in the Motion pursuant to 28 U.S.C. §§ 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); (iii) the relief requested in the Motion is in the best interests of the Debtors, their estates and their creditors and the Debtors’ decision to enter into the Compromise of Controversies is reasonable and appropriate under the circumstances; (iv) proper and adequate notice of the Motion and the hearing thereon having been given and that no other or further notice is necessary; and (v) upon the record herein and after due deliberation thereon; and the Creditors’ Committee having supported confirmation of the Plan; and good cause having been shown that the Court should grant the relief as set forth herein;
     IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
     1. The Motion is GRANTED and the Compromise of Controversies as set forth herein is hereby approved.
     2. Establishment of the Creditors’ Trust. On the Effective Date, the Creditors’ Trust will be established for the benefit of holders of Allowed General Unsecured Claims, including the holders of Old Convertible Note Claims. The Trust Agreement that shall govern the terms of the Creditors’ Trust shall be in a form reasonably acceptable to the Creditors’ Committee, Equity Investors, Pre-Petition Investors, and Reorganized Debtors and shall provide, among other things, that (w) beneficial interests in the Creditors’ Trust shall be non-transferable, except by death or operation of law, and will not be evidenced by certificates, (x) the purposes of the Creditors’ Trust will be limited to the rights and powers set forth in the Trust Agreement and the duration of the Creditors’ Trust will be limited to an initial term of five years, subject to further extension as the circumstances may warrant solely for the purposes of

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the administration of claim objections, the realization of the TSARs (defined below) and the pursuit of Trust Claims, (y) the Creditors’ Trust will be responsible for making distributions to Trust Beneficiaries of the Creditors’ Trust and shall bear the responsibility for any fees, costs, expenses or other liabilities related thereto, and (z) distributions to Trust Beneficiaries from the Creditors’ Trust shall be on a pro rata basis without regard to multiple obligors; provided, however, that any Pre-Petition Lender that holds an allowed General Unsecured Claim on account of claims arising under the Pre-Petition Credit Agreement shall not be a Trust Beneficiary and shall not share in any distributions made by the Trustee pursuant to the Creditors’ Trust.
     3. Documents Implementing Intercreditor Settlement. All documents implementing the terms of the Intercreditor Settlement, including the TSARs, shall be in form and substance reasonably satisfactory to Equity Investors, the Creditors’ Committee and the Prepetition Investors.
     4. Administration of Claims: The Reorganized Debtors will have sole and absolute discretion in administering, disputing, objecting to, compromising or otherwise resolving all Claims against the Debtors (the “Claims Administration”); provided, however, that before the Reorganized Debtors agree to allow a General Unsecured Claim in an amount greater than $1,000,000, the Reorganized Debtors shall give at least three (3) Business Days notice (the “Settlement Notice”) to the Creditors’ Trust of their intended agreement and the basis for the proposed resolution. If the Creditors’ Trust does not elect to assume responsibility for the Claims Administration of such claim within three (3) Business Days after the Reorganized Debtors deliver the Settlement Notice, the General Unsecured Claim shall be disposed of in the manner

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proposed by the Reorganized Debtors. In the event the Creditors’ Trust elects to assume responsibility for the Claims Administration of a particular General Unsecured Claim within three (3) Business Days of receiving the Settlement Notice, (a) the Creditors’ Trust shall assume and pay from the Trust Assets any fees, costs, expenses or other liabilities incurred by the Creditors’ Trust in connection with its Claims Administration of such General Unsecured Claim and (b) the Reorganized Debtors shall provide reasonable cooperation and assistance to the Trustee and its representatives with respect to the Claims Administration process relating to such claim.
     5. Cooperation Agreement. The Reorganized Debtors shall have no responsibility to cooperate hereunder unless the Trustee shall have negotiated in good faith the terms of and executed by the Effective Date, an agreement (the “Cooperation Agreement”) for the Creditors’ Trust to compensate the Reorganized Debtors for (i) their reasonable costs and expenses (excluding attorneys’ fees) associated with the Reorganized Debtors’ resources used to assist the Creditors’ Trust with respect to Claims Administration of any General Unsecured Claims that the Creditors’ Trust elects to assume responsibility for, and (ii) the Reorganized Debtors’ reasonable costs and expenses (including attorney’s fees) associated with the Reorganized Debtors’ resources used to assist the Creditors’ Trust in the prosecution of the Trust Claims (defined below). In the event that the Reorganized Debtors and the Trustee cannot agree upon the terms of the Cooperation Agreement, the Court shall resolve such dispute.
     6. Allowance of Old Convertible Note Claim. The Allowed General Unsecured Claim for the Old Convertible Notes Claim shall be $100,649,000 (i.e., principal and interest on the Old Convertible Notes as of the Petition Date).

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     7. Transfer to the Creditors’ Trust. On the Effective Date, the Creditors’ Trust shall be established and the Trust Assets described below shall be transferred to the Creditors’ Trust for, and on behalf of, the Trust Beneficiaries:
     (a) a cash payment in the amount of $5,000,000;
        (b) documents evidencing cash-settled stock appreciation rights (“TSARs”) (i) with respect to three percent (3%) of the fully diluted equity interests of the Reorganized Company as of the Effective Date, (ii) which shall have a strike price equal to $15 per share, and (iii) which shall otherwise have the same terms as the stock appreciation rights to be received by the representatives of certain of the Debtors’ unionized work force; and
        (c) (i) those avoidance claims or causes of action described on Exhibit A-2 to the Plan (collectively, the “Trust Avoidance Claims”) and (ii) claims or causes of action arising out of, or related directly or indirectly to, a person’s relationship to the Debtors as a director of certain of the Debtors (and/or their predecessors) and/or their employment as an officer of the Debtors to the extent such claims or causes of action have not been previously released or as to which applicable statutes of limitations have not yet expired (collectively, “D&O Claims” and, together with the Trust Avoidance Claims, the “Trust Claims”); provided, however, D&O Claims shall not include claims as to which any present or former director, officer or managing member of any Debtor would have a right of indemnification against the Reorganized Debtors unless (x) such D&O Claims are 100% covered by directors and officers’ liability insurance (“D&O Insurance”) or (y) the applicable indemnitees are otherwise prohibited from prosecuting such indemnification rights against the Reorganized Debtors; provided, further, that in connection with the transfer of D&O Claims as contemplated hereby, the Creditors’ Trust must agree, in a notice to be delivered to the Reorganized Company on the Effective Date, that the Creditors’ Trust will seek satisfaction of any judgment received by it with respect to D&O Claims solely from available D&O Insurance and shall not seek satisfaction of any such judgment from the assets of any defendant.
     8. Structure of the TSARs: The TSARs will contain such terms and/or otherwise be structured in such a manner so as to assure that neither the Company nor the Creditors’ Trust will be required to comply with SEC reporting requirements subsequent to the Effective Date.
     9. Payment of Old Convertible Notes Indenture Trustee Fee Claim: On the Effective Date, the Debtors or the Reorganized Debtors shall pay the Old Convertible

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Note Indenture Trustee Fee Claim in cash; provided, however, that no later than five (5) days prior to the Confirmation Hearing, the Old Convertible Note Indenture Trustee shall have provided to the Debtors, Equity Investors and the Prepetition Investors copies of invoices evidencing the fees and expenses incurred by the Old Convertible Note Indenture Trustee during the Chapter 11 Cases through the Effective Date; provided, further, that the Bankruptcy Court shall retain jurisdiction over any disputes regarding the reasonableness of the Allowed Old Convertible Note Indenture Trustee Fee Claim. Upon payment of the Old Convertible Note Indenture Trustee Fee Claim, the Old Convertible Note Indenture Trustee shall forever release, waive and discharge its “charging” lien with respect to any distribution that may be made to any holder of Old Convertible Notes pursuant to the Creditors’ Trust.
     10. Release of Claims: On the Effective Date, pursuant to this Agreement and the Plan, and upon the transfer of the Trust Assets to the Creditors’ Trust, the Lien Avoidance Action shall be dismissed with prejudice and any and all claims of the Debtors (and those claiming derivatively through the Debtors) against the Pre-Petition Lenders including, but not limited to, (a) claims against the Pre-Petition Lenders asserted or that could have been asserted by the Debtors in the Lien Avoidance Action, (b) the Preserved Claims, (c) challenges with respect to the extent, amount, validity and priority of the Pre-Petition Lenders’ liens and security interests and (d) claims that the adequate protection payments made to the Pre-Petition Lenders during the Bankruptcy Cases should be recharacterized as principal payments and applied to reduce the Prepetition Lenders’ secured claims, shall be fully and forever released. The transfer of Trust Assets to be made to the Creditors’ Trust and the payment of the Old Convertible Note Indenture

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Trustee Fee Claim shall also be in full and complete release and satisfaction of any and all claims that could be prosecuted by any party in interest in the Bankruptcy Cases including the Debtors, the Creditors’ Committee, its members and the Prepetition Lenders with respect to substantive consolidation of the Debtors’ estates. All distributions to the Old Convertible Notes Indenture Trustee or to the holders of Old Convertible Notes Claims pursuant to this Agreement, including distributions from the Creditors’ Trust, shall be free and clear of any contractual rights of subordination set forth in the Old Convertible Notes Indenture.
     11. Other Matters.
        (a) Prior to the Effective Date, the Debtors will use their reasonable best efforts to provide to the Creditors’ Committee the information necessary (including payment history, correspondence, files, bank statements, proof of payment, invoices and delivery documents relating to any new value defense, and related documents) for the Creditors’ Trust to prosecute the Trust Avoidance Claims.
        (b) Prior to the Effective Date, the Creditors’ Committee may give notice to the Pre-Petition Investors of those holders of General Unsecured Claims who may be interested in participating in the New Term Loan (“Creditor Participants”), provided, however, the Creditors Committee shall be under no obligation to actively solicit or recommend any Creditor Participants. The Debtors, the Pre-Petition Investors and the Creditors’ Committee shall agree to a process whereby qualified parties will be notified of the opportunity to participate in the New Term Loan. The Pre-Petition Investors shall offer the Creditor Participants the right to participate in the New Term Loan in an amount collectively not to exceed ten (10%) percent of the aggregate principal amount thereof provided that such participation by a Creditor Participant shall not require the Reorganized Debtors to register any securities with the United States Securities and Exchange Commission and subject in all respects to Equity Investors’ right to approve lenders participating in the New Term Loan.
     12. Conditions Precedent to Compromise of Controversies. The Compromise of Controversies as set forth in this Order shall be effective upon confirmation of the Plan and occurrence of the Effective Date.

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     13. No Admission. The Compromise of Controversies set forth in this Order is the result of a compromise and accord and nothing contained herein shall be construed as an admission of liability or wrongdoing on the part of any party or their respective affiliates, shareholders, directors, trustees, officers, agents, representatives, employees, members, successors or assigns.
     14. Reporting Requirements: The Trustee shall provide, either by mail or through access to a website, annual status reports to the Trust Beneficiaries. Each annual status report shall contain a comprehensive summary of all activity by the reporting party during the previous year, a summary of the professional fees sought and obtained in the prior year and a summary of cash receipts and disbursements of the Trustee, a summary of cash receipts and disbursements of the Creditors’ Trust, a summary of the distributions made to the Trust Beneficiaries and such other information as the Trustee deems appropriate for inclusion or as reasonably requested by the parties to whom such reports are to be submitted.
     15. The Debtors are hereby authorized to take such actions as are reasonably necessary to fulfill the terms of the Compromise of Controversies as set forth in this Order.
     16. This Court shall retain jurisdiction over all matters arising from or related to the implementation of this Order.

Dated:	Kansas City, Missouri December ___, 2008

UNITED STATES BANKRUPTCY JUDGE

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Annex D
Annex I-A to the Investor Commitment Letter
See attached.

Annex I-A
     Reference is made to the Commitment Letter, dated September 12, 2008, between Investors and IBC (including the exhibits and annexes attached thereto and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Commitment Letter”; capitalized terms used but undefined herein shall have the meanings set forth in the Commitment Letter), to which this Annex I-A is attached. Each signatory below or to a counterpart hereof, on behalf of itself and its affiliates and managed funds (each, a “Plan Supporter”) represents that the principal amount of funded Prepetition Debt7 and the aggregate amount of unsecured or other claims asserted against the Debtors (“Other Claims”) held by each Plan Supporter are set forth below as reflected on each Plan Supporter’s books and records as of the date set forth below. Each Plan Supporter hereby agrees that, in its capacity as a lender party to the Prepetition Credit Agreement and in its capacity as a creditor holding Other Claims, it (a) shall support the Plan and the Disclosure Statement, (b) shall not support any other plan of reorganization or liquidation or any other proposal that is inconsistent with the Plan and (c) shall not sell, assign, transfer, syndicate, participate or otherwise dispose of its holdings of Prepetition Debt or Other Claims (except to another Plan Supporter or any transferee that becomes a Plan Supporter in connection with such transaction), in each case so long as:
     (i) the Commitment Letter is in full force and effect, and the Investment Agreement (as amended, supplemented or otherwise modified from time to time) is in full force and effect;
     (ii) the Plan, the Disclosure Statement and all material instruments and agreements implementing the transactions contemplated by the Plan reflect the terms and conditions outlined in the Plan Term Sheet, do not contain any terms that are inconsistent with those outlined in the Plan Term Sheet and are otherwise in form and substance reasonably satisfactory to the Prepetition Investors, and no provision of the Plan (as filed with the Bankruptcy Court) has been amended, supplemented or otherwise modified in a manner that is not in form and substance reasonably satisfactory to the Prepetition Investors; and
     (iii) the Effective Date and closing of the Transaction occurs not later than February 9, 2009.
     In consideration of the agreements contained herein and the Commitment Letter, IBC hereby indemnifies and holds harmless the undersigned Plan Supporter to the same extent, and on the same terms, as the indemnification and

[1]	“Prepetition Debt” means the aggregate claims against, and obligations owed by, the Debtors to the Prepetition Agent and all lenders and financial institutions party to the Prepetition Credit Agreement.

Annex I-A
Signature Page

agreement to hold harmless provided for an indemnified party in the Commitment Letter.

Accepted and agreed to as of , 2008:

,
as manager for the investment funds it manages that are holders of $ of principal amount of funded Prepetition Debt representing ___% of the aggregate principal amount of funded Prepetition Debt outstanding and holders of $ of Other Claims

By:
Name:
Title:

ACKNOWLEDGED BY: INTERSTATE BAKERIES CORPORATION, on behalf of itself and the other Debtors,
By:
Name:
Title:

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